EXHIBIT 4.2

This Promissory Note has not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the securities act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the securities act and in accordance with applicable state securities laws.

CONVERTIBLE PROMISSORY NOTE

$100,000	August 1, 2018

APPLIED BIOSCIENCES CORP.

Applied Biosciences Corp., a Nevada corporation (the “Company”), for value received, promises to pay to Grays Peak LLC, or any registered assigns (“Holder”) the sum of Hundred Thousand and 00/100 Dollars ($100,000.00), together with interest thereon at the rate of eight percent (8%) per month on the unpaid balance pursuant to this Convertible Promissory Note (“Note”). The Company shall make all payments to Holder at _______________________.

1. Maturity Date; Interest Payments. All outstanding principal together with interest on this Note shall be due December 31st, 2018, (“Maturity Date”).

2. Conversion of Principal and Interest Owed.

(a) Optional Conversion into Common Stock. The Holder, in its sole discretion and election, may convert any part or all of the outstanding principal and/or interest on this Note into shares of common stock of the Company obtained by dividing (i) any amount of part or all of the outstanding principal and/or interest on this Note, by (ii) $1.00. If the Holder of this Note elects to make a conversion hereunder, then the Holder shall effect a conversion by delivering to the Company a completed Notice of Conversion, the form of which is attached hereto as Annex A, not later than three days after the date of conversion on such notice. Holder shall make delivery of such notice by way of e-mail attachment e-mailed to the President of the Company, provided receipt of such e-mail is confirmed by return e-mail by the President of the Company, or by delivery of the notice to: 9701 Wilshire Blvd., Suite 1000, Beverly Hills, California 90212.

3. Registered Owner. The Company may treat the person or persons whose name or names appear on this Note as the absolute owner or owners hereof for the purpose of receiving payment of, or on account of, the principal and interest due on this Note and for all other purposes.

4. Representations and Warranties of the Company.

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) Authority. The execution, delivery and performance by the Company of this Note and the performance of the obligations contemplated hereby and thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of this Note and the performance of the obligations contemplated hereby does not and will not (i) violate any law, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), the Certificate of Incorporation or Bylaws of the Company or any contract, agreement or instrument to which the Company is a party or by which any of its properties may be bound, or any order, decree or judgment binding upon the Company or any of its properties; or (iii) result in the creation or imposition of any lien or encumbrance upon any property or asset of the Company.

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(e) Approvals. No consent, approval, order or authorization of, or registration, declaration, qualification or filing with, any governmental authority or other person is required in connection with the execution and delivery of the Note and the performance of the obligations contemplated hereby.

5. Representations and Warranties of the Holder.

(a) No Public Sale or Distribution. The Holder of this Note, by acceptance of this Note, agrees and acknowledges that such Holder is acquiring the Note for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under federal and state securities laws. Such Holder is acquiring the Note hereunder in the ordinary course of its business. Such Holder presently does not have any agreement or understanding, directly or indirectly, with any person to distribute the Note.

6. Waivers and Acceleration. The Company hereby waives diligence, presentment, protest, demand of payment, notice of protest, dishonor and nonpayment, and waives the legal effect of Holder’s failure to give all notices not expressly provided for herein. All sums due under this Note shall, at the election of Holder, be immediately due and payable upon the happening of any one or more of the following events of default: (a) the Company defaults in the performance of or compliance with any term of this Note; (b) the Company makes a general assignment for the benefit of creditors; (c) the Company applies for or consents to the appointment of a receiver of the whole or any substantial part of the Company’s assets; (d) the Company files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting material allegations of a petition filed against the Company in any bankruptcy, reorganization or insolvency proceedings; or (e) an order, judgment, or decree is entered, without the application approval, or a consent of Company by any court of competent jurisdiction adjudging Company to be a bankrupt or approving a petition appointing a receiver, trustee, or liquidator of the whole or any substantial part of the assets of Company, and such order, judgment, or decree is not vacated or set aside or stayed within thirty (30) days from the date of its entry.

7. Usury. Notwithstanding any other provision of this Note to the contrary, all agreements between the Company and the Holder of this Note are expressly limited so that in no event or contingency shall the amount paid or agreed to be paid to the Holder of this Note for the use, forbearance or detention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable laws.

8. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note or the rights and duties of the parties in relation hereto, the prevailing party will be entitled, in addition to any other relief granted, to all costs and expenses incurred by any prevailing party, including, without limitation, all reasonable attorneys’ fees. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of New York.

9. Transfer of Note. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Holder shall provide the Company with prompt notice of any transfer of this Note; provided, however, that failure to provide such notice shall not void the transfer. Thereupon, a new Note for like principal amount will be issued to, and registered in the name of, the transferee.

THE COMPANY: APPLIED BIOSCIENCES CORP.

By:	/s/ John Brady
Name:	John Brady
Title:	Secretary

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the Convertible Promissory Note due ________________, of Applied Biosciences Corp., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

DWAC Instructions:

Broker No:

Account No:

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